EXHIBIT 99.1

SearchHelp Announces Distribution Agreement with Fuji Photo Film USA, Inc.

For Immediate Release

New York--October 3, 2005--SearchHelp Inc., (OTCBB: SHLP) has announced an agreement with Fuji Photo Film USA, Inc. whereby SearchHelp has become the first United States distributor of Fujifilm's INSTAX Model 200 cameras and INSTAX Wide Format Instant Film. The products will be sold through SearchHelp's wholly owned subsidiary, E-Top-Pics, which markets and distributes commercial imaging technology.

E-Top-Pics' management team brings more than 25 years of experience in the sales and marketing of film, cameras and related products. "This agreement confirms our belief in the strength of E-Top-Pics' marketing power in the commercial imaging marketplace, and we believe the synergies achieved between our core technology product line and these new entries will become evident as we implement the business plan for the combined company," said Joe Carrizzo, president of SearchHelp, Inc.

About SearchHelp, Inc.

SearchHelp, Inc. markets and develops consumer products and software services oriented toward improving family safety and well-being. The company sells two proprietary software products which enable parents to monitor and regulate, both in home, and remotely, their child's computer activity through timely notification via email, cell phone alerts and email reports. Additionally, SHLP markets a line of consumer imaging products utilizing new and emerging technology through its wholly owned subsidiary E-Top-Pics.

Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward- looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward looking statements. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.

Contact information                     Michelle Knoll
                                        Michelle Knoll Communications
                                        702-286-777


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